Exhibit 10.1

(PRIVATE & CONFIDENTIAL)

Attention to:	(REF: CB/010/019)

Hoku Corporation
1288 Ala Moana Blvd.,
Honolulu, HI 96814
USA
Attention:	Mr Scott B. Paul
Chief Executive Officer

Mr Darryl Nakamoto
Chief Financial Officer

29 September 2010

Dear Sirs

Letter of Offer: 3-Year Transferable Term Loan Facility of Up to USD29,000,000 to Hoku Corporation

We are pleased to inform you that China Construction Bank Corporation, Singapore Branch (the “Bank”) has agreed to offer the above mentioned Facility (the “Facility”) to Hoku Corporation. (the “Borrower” or “you”).

Facility Type
Standard term loan facility.

Loan Tenor
Three years from the date of this Letter of Offer provided that the maturity date shall not be later than fourteen (14) days prior to the expiry date of the Standby Letter of Credit (“SBLC”) to be issued by CCB Sichuan Branch in support of the Facility (the “SBLC Issuer”).

Term Loan Amount
Up to United States Dollars (“USD”) Twenty Nine Million only (USD29,000,000), but subject to a maximum aggregate amount equal to 97% of the face value of the SBLC.

Applicable Interest Margin
2.00% per annum (the “Margin”)

Interest Rate
USD LIBOR plus applicable Margin. If in the event USD LIBOR is not published for a requested twelve month interest period, the USD LIBOR rate for such twelve-month period shall be determined by the Bank.

"USD LIBOR" means, in relation to a Drawing or the Loan;

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for USD for the Interest Period of that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as quoted by leading banks in the London interbank market to the Bank at its request, as of 11.00 a.m. London time on the Rate Fixing Date (defined below) for which an interest rate is to be determined for the offering of deposits in USD and for a period comparable to the Interest Period for that Drawing or the Loan.

"Screen Rate" means the British Bankers Association Settlement Rate for USD for the relevant interest period displayed on the appropriate page of the Reuters screen (current Reuters – LIBOR 01). If the agreed page is replaced or service ceases to be available, the Bank may specify another page or service displaying the appropriate rate after consultation with the Borrower.

Rate Fixing
USD LIBOR rate to be fixed two days prior to a Drawdown Date for a new Drawing or the date of a new interest period for an existing Drawing, as applicable (the "Rate Fixing Date").

Interest
Each interest period (the “Interest Period”) in respect of each Drawing shall be of three (3), six (6) months or twelve (12) months duration as selected by the Borrower.  The initial Interest Period shall commence on the Drawdown Date for each Drawing and shall expire on the date falling three (3), six (6) or twelve (12) months thereafter (as the case may be).  Each subsequent Interest Period in respect of each existing Drawing shall commence on the last date of the then ending Interest Period for such Drawing and expire at the end of the Interest Period selected by Borrower in accordance with this Letter of Offer.

Interest on the Loan shall be calculated on the above interest rate based on the actual days elapsed at a 360-day year and (except as provided below with respect to Interest Periods of twelve months duration) be paid on the last day of each Interest Period (each an “Interest Payment Date”).

Any Interest Period which would otherwise end on a non-Business Day shall instead end on the next Business Day in the same calendar month (if there is one) or on the preceding Business Day (if there is not).

Payment of Interest
Except otherwise provided in this Letter of Offer, the Borrower shall pay all interest accrued on the Loan during an Interest Period on the Interest Payment Date for that Interest Period. In case the Borrower opted for a twelve months interest period, the Borrower agrees and undertakes to pay the interest every three or six months upon consultation with the Bank.

Purpose
To finance the Borrower’s investment funding and working capital needs.

Availability Period
The period commencing on the date of acceptance of this Letter of Offer by the Borrower and expiring three (3) months from the date of acceptance of this Letter of Offer by the Borrower or such other later date as the Bank may decide at its discretion (the “Availability Period”).

Security Arrangement
The SBLC issued by China Construction Bank Corporation, Sichuan Branch in favour of the Bank and in form and substance acceptable to the Bank, for the Facility Amount plus all interest and fees to the Facility.  The Bank has the right to call on the SBLC once the Borrower defaults in any interest payment or principal repayment.

Repayment
The outstanding principal of the Facility drawn by the Borrower under this Letter of Offer (the “Loan”) together with accrued interest and all amounts due and payable under this Letter of Offer shall be repaid to the Bank in full by the Borrower on the Repayment Date.

Repayment Date
The date falling about three (3) years after the first advance under the Facility (such first advance and each such subsequent advance under the Facility, a “Drawing”) is made to the Borrower (each date of a Drawing, a “Drawdown Date”).  In the event of multiple drawdowns, the repayment date shall be determined as per each drawdown but in any event, it shall fall at least Fourteen Days before the expiry date of the SBLC or such later date as the Bank may decide at its discretion.

Default Interest
If the Borrower fails to pay any amount payable by it under this Letter of Offer when due, it shall pay interest to the Bank on the overdue amount on and from the due date of such payment to the date of actual payment, both before and after judgment, at the rate of 2% per annum above the applicable interest rate on the overdue amount immediately before the due date.

Drawdown
The Borrower may make multiple Drawings under this Letter of Offer only after all condition precedents are satisfied. The Borrower may request the making of the Drawing(s) provided that:

(a)	the SBLC in form and substance acceptable to the Bank has been issued in favour of the Bank;

(b)
the Lender shall have received a duly executed and completed Drawdown Notice at least two (2) Business Days (a Business Day means a day on which banks are open for business in Singapore and PRC and, if on that day a payment is to be made under this Letter of Offer, in New York City, excluding Saturday, Sunday and public holiday) before the proposed Drawdown Date or such later time as may be agreed by the Lender;

(c)	the proposed Drawdown Date is a Business Day falling within the Availability Period; and

(d)	the aggregate amount to be drawdown as specified in all Drawdown Notice(s) must not exceed the Facility Amount.

Prepayment and Cancellation
The Borrower may, no earlier than one (1) month after the initial Drawdown Date, prepay all or part of the Loan (in case of partial prepayment, the prepaid amount shall be at least USD100,000 or in integral multiples of USD100,000, or otherwise agreed by the Bank), on the condition that:

(a).
The Borrower indemnifies to the Bank in full for any break funding cost incurred by Bank as a result of such prepayment if the date of such prepayment is not on the last date of the Interest Period applicable to the Drawing that is prepaid;

(b).	The Borrower gives to the Bank three (3) Business Days prior notice of such intended prepayment specifying the proposed prepayment date and the prepayment amount.

The undrawn amount after expiry of the Availability Period shall be automatically deemed cancelled and not allowed for future drawing throughout the remaining term of the Facility.

Payment
All payments made by the Borrower under this Letter of Offer shall be made to the Bank in USD on the relevant due date in immediately available and freely transferable funds and in such account of the Bank in Singapore as the Bank shall notify the Borrower at least three (3) Business Days prior to payment for such purpose.

Set-off and Counterclaim
All payments by the Borrower shall be made without set-off, deduction or counter-claim.

Non-Business Day
If the Repayment Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).  Any payment to be made by the Borrower on a day which is not an Interest Payment Date or the Repayment Date and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.

Taxes
All sums payable by the Borrower under the Finance Documents (which means this Letter of Offer and any other document designated as such by the Bank and the Borrower) to which it is a party shall be paid in full:

(a)	free of any restriction or condition;

(b)	free and clear of and (except to the extent required by law) without deduction or withholding on account of any Taxes; and

(c)	without deduction or withholding (except to the extent required by law) on account of any other amount whatsoever,

whether by set-off, counterclaim or otherwise.

Changes in Circumstances

(1)	Increased Costs

(a)
the Borrower shall, immediately on demand by the Bank, indemnify the Bank against and pay to the Bank the amount of any increased cost which the Bank reasonably determines is incurred by the Bank as a result of any introduction of or change in or any change in the interpretation or application of any law or regulation (including any removal or modification of any exemption currently relating to Taxation, reserve assets, special deposits, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control) or compliance by the Bank with any regulation of any agency (including a regulation which affects the manner in which the Lender allocates capital resources to its obligations under this Letter of Offer). So long as the circumstances giving rise to such increased cost continue, the Borrower may, after giving the Bank not less than thirty (30) days’ prior written notice, prepay the whole (but not only part) of the Loan without any penalty or premium, and upon the giving of such notice the Facility shall be cancelled.

(b)	In this Letter of Offer, "increased cost" means:

(i)
any additional cost incurred by the Bank as a result of the Bank entering into, performing, maintaining or funding its obligations under this Letter of Offer including making, maintaining or funding each Drawing, the Loan or any overdue sum; or

(ii)	a reduction in any amount payable to the Bank, or in the effective return to the Bank under this Letter of Offer; or

(iii)
any foregoing on the part of the Bank of any payment made or to be made by the Bank or any interest or other return calculated by reference to any amount received or receivable by the Bank from the Borrower under this Letter of Offer.

(c)
For purposes of this Clause (Increased Costs), the Bank shall be entitled to claim indemnification not only for a cost, reduction, payment or foregone interest or other return which is directly attributable to this Letter of Offer, the Facility, the Loan or any overdue sum, but also that proportion of any cost, reduction, payment or foregone interest or other return which the Bank reasonably determines to be fairly allocable to any this Letter of Offer, the Facility, the Loan or any overdue sum.

(2)	Exceptions

Clause (Increased Costs) does not apply to any increased cost:

(a)	arising by the operation of Clause (Taxes) above and which have been indemnified by the Borrower to the satisfaction of the Bank; or

(b)	attributable to the introduction of or any change in the rate of tax on the overall net income or profits of the Bank.

(3)	Illegality

If at any time the Bank reasonably determines that it is or will become unlawful or contrary to any regulation of any governmental agency for the Bank to give effect to any of its obligations contemplated by this Letter of Offer or to make, maintain, fund or to allow to remain outstanding undrawn amount of the Facility or any other sum, then the Bank shall notify the Borrower in writing and the  Facility shall be cancelled in whole or in part as may be determined by the Bank in its absolute discretion, and the Borrower will prepay all or such part of the Loan on such date as the Bank shall determine to be necessary to comply with the relevant law or regulation and to the greatest extent as such law or regulation may permit together with all accrued but unpaid interest and all other amounts due or payable to the Bank under the this Letter of Offer.

(4)	Avoidance of Increased Costs or Illegality

If so requested by the Borrower, in any case where Clause (Increased Costs) or Clause (Illegality) applies the Bank shall take such steps as may be available to it in order to avoid the increased costs in question or illegality, including by a change of lending office or the transfer of the Facility to an associated company in another jurisdiction Provided that the taking of such steps shall not in the Bank’s opinion be prejudicial to its or any such associated company’s interests, whether in the nature of an economic, legal or regulatory disadvantage or otherwise, and Provided also that the Borrower shall reimburse the Bank for any reasonable cost incurred in taking such steps.

(5)	Market Disruption

If, in respect of any proposed Drawing, the Lender determines that:

(a)
by reason of circumstances affecting the London Inter-bank market generally, reasonable and adequate means do not or will not exist for ascertaining under Clause (rate of applicable interest) to such Drawing, the Loan or any part of it; or

(b)
deposits in USD are not in the ordinary course of business available in the London Inter-bank market for a period equal to the forthcoming Interest Period in amounts sufficient to fund such Drawing or the Loan;

The Bank shall forthwith notify the Borrower, and

(i)	the Drawing shall not be made while such circumstances continue to exist and, at the Borrower’s irrevocable election (by notice to the Bank), the Facility may be cancelled;

(ii)
unless within thirty (30) days of the giving of the notice, the Borrower and the Bank agree, by negotiation in good faith, an alternative basis acceptable to the Borrower and the Lender for continuing the Loan (and any alternative basis agreed in writing shall apply retroactively from and be effective from the commencement of the relevant Interest Period), the Borrower shall prepay without penalty to the Lender the Loan within ten (10) Business  Days after the end of such thirty (30) days period together with accrued interest and all amounts payable under this Letter of Offer, save that the accrued interest shall be payable to the Bank at a rate equal to the Margin plus the amounts determined by the Bank, and notified to the Borrower, as being the cost to the Bank of continuing the Loan during such thirty (30) days period and ten (10) Business Days period referred to in this paragraph; and

(iii)
while any agreed alternative basis is in force, the Bank shall periodically (but at least monthly) determine whether circumstances are such that the basis is no longer necessary; and if the Bank so determines, it shall forthwith notify the Borrower and that basis shall cease to be effective on a date specified by the Bank.

Representations and Warranties
The Borrower makes the representations and warranties set out as follows to and for the benefit of the Bank.

(1)	Status

(a)	The Borrower is duly incorporated and validly existing under the laws of United States of America.

(b)	The Borrower has the power and authority to own its assets and carry on business as it is being conducted.

(2)	Powers and Authority

The Borrower has the legal capacity and/or power to enter into, exercise its rights and perform its obligations under each of the Finance Documents to which it is a party and has taken all necessary action and secured all consents to authorise the entry into, performance and delivery of the Finance Documents to which it is a party and to carry out and implement the transactions contemplated by those Finance Documents.

(3)	Legal Validity

Each Finance Document to which the Borrower is or will be a party constitutes or when executed will constitute its legal, valid and binding obligations enforceable in accordance with the terms of that Finance Document.

(4)	Non-conflict

The entry into, the exercise of its rights and the performance of its obligations by the Borrower in respect of the Finance Documents to which it is or will be a party does not and will not:

(a)	violate or exceed any borrowing or other power or restriction granted or imposed by any law, regulation or order;

(b)	breach its constitutional documents (where applicable); or

(c)	breach in any material respect any document or agreement which is binding upon the Borrower or its assets.

(5)	No Default

No Event of Default has occurred and is subsisting.

(6)	Authorisations and Consents

All authorisations and consents required to be obtained and actions, conditions and things required to be taken, fulfilled and done by the Borrower:

(a)	in connection with its entry into, its exercise of rights and the performance of its obligations under the Finance Documents to which it is a party;

(b)	to ensure the validity, binding nature and enforceability of the transactions contemplated by the Finance Documents to which it is a party;

(c)	have been obtained, effected, taken, fulfilled and done (as appropriate) and are in full force and effect.

(7)	Winding-up

(a)	The Borrower is solvent and able to pay its debts as they fall due.

(b)
No meeting has been convened nor any steps have been taken for the winding-up or bankruptcy (as appropriate) of the Borrower or for the appointment of a receiver, trustee, judicial manager or similar officer of the Borrower or its assets and no notice or petition or application for a petition is pending for the winding-up or bankruptcy of or the appointment of a receiver, trustee, judicial manager or similar officer of the Borrower or all or a substantial part of its assets, other than a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within thirty (30) days or a petition or proceeding which the Borrower has proved to the satisfaction of the Bank to be frivolous or an abuse of the power of the court.

(8)	Litigation

No litigation, arbitration or administrative proceedings (other than a litigation, arbitration or administrative proceeding which is being contested in good faith and with due diligence and is discharged or struck out within thirty (30) days or which the Borrower has proved to the satisfaction of the Bank to be frivolous or an abuse of the power of the court) are current or pending, or to the knowledge of the Borrower, threatened against the Borrower which:

(a)	will be likely, if adversely determined, to have a material adverse effect on the ability of the Borrower to perform its obligations under this Letter of Offer (the “Material Adverse Effect”); or

(b)	will restrain the entry into, exercise of its rights or performance or enforcement of its obligations under the Finance Documents to which it is a party.

(9)	Information

(a)	All written information, exhibit or report supplied by the Borrower to the Bank in connection with the Facility is true, complete and accurate in all material respects as at the date it is given.

(b)
As at the date it is given, the information, exhibit or report (referred to in paragraph (a) above) did not omit any material information and nothing has occurred since the date the information, exhibit or report was provided which renders the information untrue or misleading in any material respect and which, if disclosed, might adversely affect the rights or interest of the Bank under any of the Finance Documents.

(10)	Registration

It is not necessary that this Letter of Offer be filed or registered with any authority or that any other stamp, registration or similar tax be paid on or in respect of them.

(11)	Times for making Representations and Warranties

The Borrower shall ensure that each of the representations and warranties set out in this Clause (Representations and Warranties) will be repeated on each Drawdown Date with reference to the facts and circumstances then existing (except to the extent that the representation or warranties relate to an earlier date).

Undertakings

(1)	Duration

(6)	The undertakings in this Clause (Undertakings) shall remain in force from the date of this Letter of Offer for so long as any amount remains outstanding under the Facility.

(2)	Use of Facility

(7)
The Borrower shall use the Facility exclusively for the purpose specified in Clause (Purpose).  The Borrower is fully aware that the funds under the facility are not allowed to remit to China under the relevant regulations of State Administration for Foreign Exchange Control (SAFE).

(3)	Tax Returns

The Borrower will and will procure that the Borrower file all tax returns required to be filed and pay all Taxes shown to be due and payable on such returns or any assessments made against it or them when due.

(4)	Changes to Constitution

The Borrower will not make any material changes to its Articles of Association, or to any issued or allotted share capital and rights attaching to such share capital without the prior written consent of the Bank.

(5)	Business

The Borrower will ensure that there is no substantial change in the nature or scope of its business in any material respect from that carried on at the date of this Letter of Offer.

(6)	Mergers, Acquisition and Ownership

The Borrower will not without the prior written consent of the Bank, such consent not to be unreasonably withheld or delayed:

(a)
enter into or permit any amalgamation, de-merger, merger, reconstruction, reorganisation, takeover or other schemes of compromise or arrangement affecting its constitution or structure as at the date of this Letter of Offer; or

(b)	acquire any assets or business or make any investment other than in respect of assets required in the ordinary course of business of the Borrower.

(7)	Further Assurance

If requested by the Bank, the Borrower will do or procure the doing of all reasonable acts and execute or procure the execution of all documents as the Bank may consider reasonably necessary, including but not restricted to for the purpose of conducting Customer Due Diligence as per regulatory requirements and the monitoring of the Loan as per Bank’s requirements, to give full effect to the Finance Documents or to secure to the Bank the full benefits of all rights, powers and remedies conferred or intended to be conferred on the Bank under the Finance Documents or any of them.

The Borrower expressly authorizes and permits the Bank and each of its Officers to divulge, reveal or disclose any and all of the particulars and information relating to the Borrower, the Facility, the Borrower’s accounts maintained with the Bank (if any) or any transaction or dealings between the Borrower and the Bank or any transaction or use of the Facility by the Borrower, for any purpose whatsoever, to:

(a)	Within the China Construction Bank Group, agents or correspondent;

(b)	Customer Credit Bureau for the purpose of assessing the Borrower’s credit worthiness or for any other purpose whatsoever;

(c)	all government agencies and authorities in Singapore and elsewhere where the disclosure is required by law;

(d)	any agents or contractors which have agreed to perform works or services for the Bank which require the same for such purpose provided they are bound to keep such information confidential;

(e)	any person who provides or maintains any part of any system or equipment relevant to the provision of any facility or service to the Borrower;

(f)	any other person at any time:

i)	which the Bank or any Officer in good faith considers to be appropriate for the purpose or in the interest of the Bank; or

ii)	in connection with the use or maintenance of any Account or Facility; or

iii)	where the Borrower’s particulars were inadvertently divulged, revealed or disclosed to or accessed by such persons or entities through no willful default of the Bank or the relevant Officer(s).

Events of Defaults

(1)	Events of Default

Each of the events set out as follows is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

(2)	Non-payment

The Borrower does not pay on the due date any amount payable by it under any of the Finance Documents to which it is a party.

(3)	Breach of Other Obligations

The Borrower does not perform or comply with any of its obligations under any of the Finance Documents to which it is a party and such failure, if it is capable of remedy, is not remedied within thirty (30) days of the Bank giving notice to the Borrower requiring the Borrower to rectify such breach.

(4)	Misrepresentation

A representation, warranty or statement made or repeated by the Borrower in or in connection with any of the Finance Documents to which it is a party or in any notice, certificate, statement or document referred to or delivered by the Borrower under any Finance Document is not complied with or is or proves to be incorrect in any material respect when made or deemed to be made or repeated and such misrepresentation or misstatement, or the circumstances giving rise to it, is or are capable of remedy and is or are remedied within thirty (30) days of the Bank giving notice to the Borrower requiring such remedy.

(5)	Insolvency

The Borrower:

(a)
is (or is, or would be, deemed by law or a court to be) insolvent or is unable to pay its debts as they fall due or admits in writing its inability to pay its debts as they fall due or is deemed unable to pay its debts; or

(b)
suspends or stops making payments on all or any part of its debts or announces an intention to do so or begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all or any part of its Indebtedness or proposes or makes a general assignment or an arrangement or composition with or for the benefit of all or any of its creditors, or a moratorium is agreed or declared in respect of all or a part of the financial indebtedness of the Borrower.

(6)	Insolvency Proceedings

A meeting of the Borrower is convened for the purpose of considering any resolution for (or to petition for), or any notice is issued or any step is taken by any person, or any resolution is passed, or any petition is presented or any order is made, for the winding-up or bankruptcy or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of the Borrower or in respect of all or substantial part of its assets.

The above paragraph does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within thirty (30) days or if the Borrower has proved to the satisfaction of the Bank that such petition or proceeding is frivolous or an abuse of the power of the court.

(7)	Appointment of Receivers and Managers

(a)
Any liquidator (including a provisional liquidator), receiver, trustee, administrator, judicial manager, agent or similar officer is appointed in respect of the Borrower or all or substantial of its assets; or

(b)
the directors of the Borrower request for the appointment of a liquidator (including a provisional liquidator), receiver,  trustee, administrator, judicial manager, agent or similar officer in respect of the Borrower or all or substantial part of its assets; or

(c)	any other steps are taken to enforce any security interest over all or substantial part of the assets of the Borrower.

(8)	Creditors’ Process

Any attachment, sequestration, distress, execution, diligence or other legal process is commenced or taken out against or is enforced against all or substantial part of the assets of the Borrower, having an aggregate value of United States Dollars Five Hundred Thousand (USD500,000.00) or its equivalent and is not discharged within thirty (30) days.

(9)	Nationalisation

Any steps are taken by any person or agency to seize, nationalise, expropriate or compulsorily acquire all or substantial part of the assets of the Borrower.

(10)	Analogous Proceedings

There occurs in relation to the Borrower any event anywhere which corresponds with any of those mentioned in Clauses (Insolvency) to (Nationalisation) (inclusive).

(11)	Authorisations and Consents

Any action, condition or thing at any time required to be taken, fulfilled or done (including obtaining any consent) that is required under the Finance Documents is not taken, fulfilled or done or any such consent ceases to be in full force and effect or any condition relating to such consent is not complied with (unless such consent or condition is no longer required or applicable).

(12)	Unlawfulness

Any provision of any of the Finance Documents is or becomes, or is claimed by the Borrower to be, for any reason invalid or unenforceable, or it is or becomes unlawful for the Borrower to perform or comply with any of its obligations under any of the Finance Documents to which it is a party.

(13)	Security

The business of the Borrower or any security interest created (including, without limitation, the SBLC) or contemplated under this Letter of Offer is in jeopardy, or any security document for the Facility becomes unenforceable, or the Borrower alleges that any security document or any security interest thereby created is not valid, binding on or enforceable against the Borrower.

(14)	Reduction or Loss of Capital

Any steps are taken, including the convening of a meeting of the Borrower for the purpose of passing any resolution, or if any resolution is passed, to purchase, reduce or redeem any of its share capital.

(15)	Litigation

Any litigation, arbitration, administrative proceedings or other process (other than a litigation, arbitration or administrative proceeding which is being contested in good faith and with due diligence and is discharged or struck out within thirty (30) days or which the Borrower has proved to the satisfaction of the Bank to be frivolous or an abuse of the power of the court) are pending, threatened or commenced against the Borrower, to restrain the entry into, exercise of rights, performance or enforcement of its obligations under any of the Finance Documents to which it is a party, or which would have a Material Adverse Effect.

(16)	Cessation of Business

The Borrower suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business, or the authority of the Borrower to conduct its business is wholly or materially curtailed.

(17)	Material Adverse Effect

Any event or series of events occurs or circumstances arise which in the Bank
s reasonable opinion gives rise to or has a Material Adverse Effect.

(18)	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Bank may by notice to the Borrower:

(a)	cancel the Facility whereupon it shall be cancelled; and/or

(b)
declare that the Loan, together with accrued but unpaid interest, and all other amounts due or becoming due under this Letter of Offer to be immediately due and payable, whereupon they shall become immediately due and payable.

Indemnities

(1)	Indemnities

The Borrower shall immediately on demand indemnify the Bank against any loss or liability which the Bank incurs as a consequence of:

(a)	the Loan not being made by reason of the Borrower purporting to revoke a Drawdown Notice;

(b)	the occurrence or continuance of any Event of Default; or

(c)
the receipt or recovery by the Bank of all or any part of the Loan or an overdue sum otherwise than on the last day of the Interest Payment Date/Repayment Date relating to the Loan or the overdue sum, as the case may be.

The Borrower’s liability in each case includes any cost, loss, expense, damages or liability sustained or incurred by the Bank including any broken funding costs and any reasonable cost, loss, expense, damages or liability sustained or incurred by the Bank as a result of unwinding, terminating or prepaying any transaction entered by the Bank in connection with the Facility (such as but not limited to any swap or foreign exchange transaction).

(2)	Broken Funding Costs

The loss and expense incurred by the Bank as a result of Clause (Indemnities) shall include the difference between:

(a)
the amount of interest which the Bank would receive from the Borrower on the Drawing or on the amount received or recovered for the remainder of the relevant Interest Period (as the case may be) according to the terms of this Letter of Offer; and

(b)
the amount of interest which the Bank is able to obtain by placing an amount equal to the Drawing or amount received or recovered on deposit in the London inter-bank market for the remainder of the relevant Interest Period as soon as reasonably practicable after it becomes aware that the Drawing or the relevant receipt or recovery (as the case may be) is not being made or secured, and such amount shall be paid by the Borrower in addition to all other loss and expense incurred by the Bank.

(3)	Currency Indemnity

(a)	The Borrower shall pay all sums owing to the Bank under or in connection with the Finance Documents to which it is a party in United States Dollars.

(b)
If the Bank receives or recovers an amount in respect of the Borrower’s  liability under the Finance Documents to which it is a party, or if that liability is converted into a claim, proof, award, judgment or order, in any currency other than United States Dollars:

(i)	the Borrower shall indemnify the Bank against any loss or liability incurred or sustained by the Bank as a result;

(ii)
such loss or liability shall be deemed to include the deficit arising should  the amount received by the Lender be converted or be deemed to have been converted into United States Dollars at such rate(s) as the Bank may be or have been able in accordance with its usual course of its business to obtain on the date of receipt or recovery of the said amount, or if it is not practicable to make a purchase on that date, on the first date on which it is practicable for the Bank to do so; and

(iii)	the Borrower shall further pay to the Bank on demand any exchange cost or expense and taxes sustained or incurred by the Bank in connection with any such conversion.

(c)	For the purpose of this Clause (Currency Indemnity), it will be sufficient for the Bank to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(4)	Separate Indemnities

Each of the indemnities in this Letter of Offer:

(a)	is a separate and independent obligation from the other obligations in this Letter of Offer;

(b)	shall give rise to a separate cause of action;

(c)	shall be effective regardless of any indulgence granted by the Bank; and

(d)	shall continue in full force and effect despite any award, judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Letter of Offer or otherwise.

Conditions Precedent

1.	Copy of the Certificate of Incorporation of the Borrower certified as true copies by the authorized person or in the form acceptable to the Bank.

2.
Copy of Borrower’s board of directors resolutions authorizing the acceptance of the Facility upon the terms and conditions enumerated herein and detailing the names and signatures of the signatories authorized to accept the Facility and to sign this Letter of Offer and notices and other documents in connection herewith.

3.	Duly executed duplicate copy of this Letter of Offer.

4.	Satisfactory completion of any other documents which the Bank may reasonably require.

Benefit of Letter of Offer

Any Bank may assign its rights under this Letter of Offer or any part thereof and/or, with the consent of the parties hereto (which shall not be unreasonably withheld) transfer its obligations hereunder or any part thereof, subject to the terms of this Letter of Offer, and

(a)
for this purpose may disclose to a potential assignee or transferee such information about the Borrower as shall have been made available to the Bank generally (provided the potential assignee or transferee agrees to keep such information confidential in accordance with this Letter of Offer); and

(b)
where a Bank transfers its obligations or any part thereof, the other parties shall execute such documents as are reasonably necessary to release that Bank to the extent of the transfer and join the transferee as a party thereto.

Expenses

All expenses including stamp duty, legal administrative, registration, execution fees and all other costs or charges to be borne by the Borrower.

Governing Law

Singapore Law

Jurisdiction

The Borrower irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of Singapore;

(ii)	waives any objections on the ground of venue or forum non conveniens or any similar grounds; and

(iii)	consents to service of process in any manner permitted by the relevant law.

(Intentionally left blank)

If the above terms and conditions are acceptable to you, please confirm your agreement by signing on the duplicate copy of this Letter, and returning the same to us at your earliest convenience. This Letter of Offer is valid for 14 Business Days.

Yours’ faithfully

/Jiang Guo Yun/
Mr. Jiang Guo Yun
General Manager
Singapore Branch

Date:           October 18, 2010

To: China Construction Bank Corporation, Singapore Branch

We, Hoku Corporation, hereby agreed to the above-mentioned conditions and accept this Letter of Offer.

/Scott Paul/
Authorized Signature
Company Chop
Date

/Wei Xia/
Wei Xia
Chairman of the Board of Directors
Hoku Corporation